UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 4, 2007

Copart, Inc.

(Exact name of registrant as specified in its charter)

California	0-23255	94-2867490
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

4665 Business Center Drive

Fairfield, California 94534

(Address of Principal Executive Offices, including Zip Code)

(707) 639-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01                         Entry Into a Material Definitive Agreement.

On April 5, 2007, we announced that we had reached agreement with the board of directors of Universal Salvage plc, a public limited company organized under the laws of England and Wales (“Universal”), on the terms of a cash offer to acquire 100% of Universal’s issued share capital (the “Offer”).  Universal, based in the United Kingdom and listed on the London Stock Exchange, is a leading service provider to the UK motor insurance and automotive industries.

If the Offer is accepted, Universal shareholders will receive cash in the amount of £2.00 for each issued share of Universal (approximately $3.96 per share based on currency exchange rates on April 4, 2007).  Directors and certain shareholders of Universal beneficially owning approximately twenty seven percent (27%) of Universal’s issued shares, have agreed, regardless of whether any higher competing offer is made, to accept the Offer.  Other Universal shareholders, beneficially owning approximately twenty six percent (26%) of Universal’s issued shares, have also agreed to accept the Offer, contingent on the absence of an offer at a higher price.

We estimate that the Offer amount values Universal’s issued shares at approximately £57.0 million ($112.8 million) in the aggregate, excluding outstanding options and warrants that we expect to be exercised on or prior to the completion of the Offer, resulting in additional payments estimated at approximately £4.6 million ($9.1 million).  We also expect to assume approximately £2.2 million ($4.4 million) in outstanding indebtedness of Universal.  We intend to fund the Offer from our current available cash resources.

The board of directors of Universal has confirmed its intent unanimously to recommend the Offer.  A copy of the U.S. press release issued by us on April 5, 2007 is filed herewith as Exhibit 99.1 and incorporated herein by reference.  A copy of the announcement of the same date and issued in the United Kingdom under Rule 2.5 of the U.K. Takeover Code, which includes further information about the Offer and the conditions to the Offer, as well as additional information about Universal and its business, is filed herewith as Exhibit 99.2 and incorporated herein by reference.

Universal intends to implement the Offer through a U.K. Scheme of Arrangement, and we have entered into an Implementation Agreement with Universal that sets forth certain obligations of the parties in connection with the mechanics of that implementation, the conduct of Universal’s business pending completion of the transaction, and other matters.  A copy of the implementation agreement is filed herewith as Exhibit 99.3 and incorporated herein by reference.   After receiving court approval to hold a shareholder meeting, Universal shareholders will be asked at a meeting of shareholders to approve the Scheme of Arrangement.  The transaction does not require approval of our shareholders.

Cautionary Note About Forward-Looking Statements

Certain statements in this Current Report on Form 8-K (including the attached exhibits incorporated herein by reference) constitute “forward-looking statements” as those terms are defined in the U.S. Private Securities Litigation Reform Act of 1995.  When used in this Current Report on Form 8-K (including any attached exhibit incorporated herein by reference), the words “believe,” “anticipate,” “should,” “intend,” “plan,” “will,” “expects,” “estimates,” “projects,” “positioned,” “strategy” and similar expressions or statements that are not historical facts, in each case as they relate to Copart and Universal, the management of either such company, or the proposed transaction are intended to identify those expressions or statements as “forward-looking statements.”  These statements, and the proposed transaction between Copart and Universal, involve substantial risks and uncertainties, many of which are beyond the control of either Copart and Universal and which could have a material adverse effect on Copart’s business, operating results, and financial condition upon completion of the Offer.  Among other factors, these risks include (i) the risk that Copart fails to obtain and retain anticipated synergies from the acquisition of Universal and the integration of Copart and Universal; (ii) Copart’s inexperience at conducting business operations outside North America and its lack of familiarity with local laws, regulations, or business practices; (iii) challenges associated with managing a larger company on a global scale; (iv) any inability to achieve business and financial objectives of the combined companies; (v) the ability to manage and maintain key customer and supplier relationships and the reliance of both Copart and Universal on key supplier relationships; (vi) the ability of Copart to retain key Universal employees after the Offer is completed; (vii) delays in obtaining or adverse conditions contained in any regulatory or third-party approvals in connection with the proposed acquisition; (viii) additional capital expenditures or other costs associated with adapting Universal’s business model and information technology infrastructure to Copart’s model and systems; (ix) the ability to manage regulatory, tax, and legal matters and to resolve pending matters within current estimates; and (x) foreign currency exchange risks, which Copart has not previously been subject to in any material amounts.  In addition, investors in Copart should carefully review the various risks and uncertainties associated with Copart’s business, which are described in greater detail in Copart’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and any Current Reports on Form 8-K, each as filed with the Securities and Exchange Commission.

Section 9 — Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
99.1	Press Release, dated April 5, 2007, of Copart, Inc.

99.2	Announcement, dated April 5, 2007, pursuant to Rule 2.5 of the U.K. Takeover Code

99.3	Implementation Agreement, dated April 4, 2007, between Copart, Inc. and Universal Salvage plc

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Copart, Inc.

By:	/s/ Paul A. Styer
Paul A. Styer Senior Vice President, General Counsel, and Secretary

Date:  April 4, 2007

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release, dated April 5, 2007, of Copart, Inc.

99.2	Announcement, dated April 5, 2007, pursuant to Rule 2.5 of the U.K. Takeover Code

99.3	Implementation Agreement, dated April 4, 2007, between Copart, Inc. and Universal Salvage plc